Exhibit 10.2

IMMUNOMEDICS, INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.  The Board has adopted the Immunomedics, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”), for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.  The Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Stock Issuance Program.

C.  All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.      Grant of Performance-Based Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan.  Each Restricted Stock Unit (each, a “Unit”) represents the right to receive one share of Common Stock of the Corporation (the “Shares”) upon the vesting of that Unit.  The number of awarded Restricted Stock Units, the applicable vesting schedule for those Restricted Stock Units, the dates on which the Shares subject to those Restricted Stock Units shall become issuable to the Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement and the Plan.

AWARD SUMMARY

Participant:	________________________

Award Date:	________________________

Number of Restricted Stock Units Subject to Award:	__________ performance-based Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one Share of Common Stock upon the vesting of that Unit.

Vesting Schedule:
Subject to the terms and conditions described in this Agreement, the Restricted Stock Units shall vest in four tranches over the Participant’s continued Service in accordance with the schedule below:

(a)           None of the Restricted Stock Units are vested as of the Award Date.

(b)           The Restricted Stock Units are allocated amongst four tranches in the amounts indicated in the table below (each, a “Tranche”) and each such Tranche is assigned a performance milestone (each, a “Performance Milestone”) set forth beside the respective Tranche in the table.  In order for a Tranche to become eligible to vest, the Performance Milestone assigned to that Tranche must first be achieved and such achievement must occur on or before the fifth anniversary of the Award Date.  The Plan Administrator periodically, at such intervals as it shall choose in its discretion, shall determine whether and when a Performance Milestone is first achieved and the date on which the Plan Administrator makes its determination that the respective Performance Milestone has been achieved shall be the date from which the vesting eligibility of such Tranche shall be measured (the “Vesting Commencement Date”).  Following the determination by the Plan Administrator that the respective Performance Milestone has been achieved, the Restricted Stock Units allocated to that Tranche shall become vested in three installments as follows: (i) 50% on the Vesting Commencement Date, (ii) 25% on the first anniversary of the Vesting Commencement Date, and (iii) 25% on the second anniversary of the Vesting Commencement Date, provided that for each such installment the Participant’s Service with the Corporation is continuous from the Award Date through the applicable date upon which such vesting is scheduled to occur except as otherwise provided in Section 3 of this Agreement. Upon vesting, the Shares underlying the vested Restricted Stock Units will be issued in accordance with Section 7 of this Agreement. In the event that a Performance Milestone has not been achieved by the fifth anniversary of the Award Date, all outstanding unvested Units allocated to the Tranche to which such Performance Milestone is assigned shall be forfeited as of the fifth anniversary of the Award Date and the phantom dividend equivalents credited to those underlying Shares in the book account shall be forfeited. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those forfeited Units.

(c)           The Performance Milestones that apply to the Restricted Stock Units are as follows:

TRANCHE	PERFORMANCE MILESTONE	WEIGHT OF TOTAL AWARD	NUMBER OF UNITS ELIGIBLE TO VEST FOLLOWING ACHIEVEMENT OF PERFORMANCE MILESTONE
TRANCHE # 1	Milestone #1: ________________________.	__%	________ Units
TRANCHE # 2	Milestone #2: ________________________.	__%	________ Units
TRANCHE # 3	Milestone #3: ________________________.	__%	________ Units
TRANCHE # 4	Milestone #4: ________________________.	__%	________ Units
TOTAL		100%	________ Units

(d)           Except as expressly provided in this Agreement, in no event shall the Restricted Stock Units become vested for any additional Shares after the Participant’s cessation of Service.  However, the Restricted Stock Units may be subject to accelerated vesting in accordance with the provisions of Paragraph 5 of this Agreement.

2.       Limited Transferability.  Prior to the actual issuance of the Shares underlying Restricted Stock Units which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares, except to the limited extent otherwise provided in this Paragraph 2.  Any Shares underlying Restricted Stock Units which have vested hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award.  The Participant may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated Family Members or a trust established for the Participant and/or his or her Family Members.  The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.       Cessation of Service.  Should the Participant cease Service for any reason (other than death, Disability, or Involuntary Termination) prior to vesting in one or more Restricted Stock Units subject to this Award, then the Award will be immediately cancelled with respect to the underlying unvested Shares, and the number of Restricted Stock Units will be reduced accordingly.  All phantom dividend equivalents credited to those underlying Shares in the book account also shall be forfeited.  The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled Units.  If, prior to the occurrence of a Change in Control, the Participant’s Service ceases as a result of death, Disability, or Involuntary Termination, the Award will vest or be cancelled, as applicable, as follows:

(a)         To the extent that the Performance Milestone for one or more Tranches has not been achieved on or before the date of such cessation of Service, the Award will be immediately cancelled with respect to the underlying unvested Shares allocated to such Tranche(s), and the number of Restricted Stock Units will be reduced accordingly.  All phantom dividend equivalents credited to those underlying Shares in the book account also shall be forfeited.  The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled Units.

(b)         To the extent that the Performance Milestone for a Tranche has been achieved on or before the date of such cessation of Service but the two-year vesting period for the Units allocated to such Tranche has not been completed before the Service cessation, then vesting of the number of Units allocated to such Tranche will be applied on a per diem basis, as of the Service cessation date, by multiplying the aggregate number of Units allocated to such Tranche by the sum of one-half plus a fraction, the numerator of which is the number of days measured from the applicable Vesting Commencement Date to the date as of which the Participant’s Service ceases and the denominator of which is 730.  The Award will be immediately cancelled with respect to all Units that remain unvested after applying such per diem vesting and the number of Restricted Stock Units will be reduced accordingly.  All phantom dividend equivalents credited to those underlying unvested Shares in the book account also shall be forfeited.  The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled Units.

4.       Stockholder Rights and Dividend Equivalents

(a)         The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

(b)         Notwithstanding the foregoing, should any dividend or other distribution payable other than in shares of Common Stock, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on those Shares had they been issued and outstanding and entitled to that dividend or distribution.  As the Shares subsequently vest hereunder, the phantom dividend equivalents credited to those Shares in the book account shall be distributed to the Participant (in cash or such other form as the Plan Administrator may deem appropriate in its sole discretion) concurrently with the issuance of the vested Shares to which those phantom dividend equivalents relate.  However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

5.       Change in Control.

(a)         In the event a Change in Control occurs, then immediately before (but contingent upon the consummation of the Change in Control transaction) the Award, to the extent then outstanding, shall vest or be cancelled, as applicable, as follow:

(a)         To the extent that the Performance Milestone for one or more Tranches has not been achieved on or before the date of the Change in Control, the Award will be immediately cancelled with respect to the underlying unvested Shares allocated to such Tranche(s), and the number of Restricted Stock Units will be reduced accordingly.  The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled Units.

(b)         To the extent that the Performance Milestone for a Tranche has been achieved on or before the date of the Change in Control but the three-year vesting period for the Units allocated to such Tranche has not been completed before the date of the Change in Control, then the number of Units allocated to such Tranche will vest immediately prior to the closing of the Change in Control.  The Shares subject to those vested Units will be issued immediately upon such vesting (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of that Change in Control), subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7.

(c)         This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.        Adjustment in Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should any spin-off of one or more Subsidiaries result in a substantial reduction in the Fair Market Value per share of the outstanding Common Stock, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.       Issuance of Shares of Common Stock.

(a)         On each date on which one or more Restricted Stock Units vest in accordance with the provisions of this Agreement or within thirty (30) days following such vesting date, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the shares of Common Stock underlying the Restricted Stock Units that vested on that date under the Award and shall concurrently distribute to the Participant any phantom dividend equivalents with respect to those Shares, subject in each instance to the Corporation’s collection of the applicable Withholding Taxes.  In no event, however, shall such issuance occur later than the later of (i) the end of the calendar year in which the applicable vesting date occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following such vesting date, with the applicable Withholding Taxes to be collected on or before such issuance.

(b)         The Corporation shall collect the Withholding Taxes with respect to the distributed phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld. Until such time as the Corporation provides the Participant with at least thirty (30) days prior written or electronic notice to the contrary, the Corporation shall collect the Withholding Taxes with respect to the vested Shares through an automatic Share withholding procedure pursuant to which the Corporation will withhold, immediately as the Shares vest under the Award, a portion of those vested Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The Participant shall be notified in writing or electronically in the event such Share Withholding Method is no longer available.

(c)         Should any Shares vest under the Award at a time when the Share Withholding Method is not available, then the Withholding Taxes shall be collected from the Participant through either of the following alternatives:

– the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or

– the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d)         Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8.       Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.

9.       Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

10.       Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.

11.       Construction; Entire Agreement.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.  This Agreement together with the Plan, which is incorporated by reference herein, constitutes the entire agreement between the parties.  This Agreement supersedes and replaces any other prior agreement or understandings between the Participant and the Corporation on any subject covered by this Agreement.  The Participant specifically agrees that any and all rights in law or in equity with respect to the Award are governed by this Agreement and the Participant specifically agrees that the Employment Agreement does not provide to the Participant any additional rights regarding the subject matter of this Agreement, including but not limited to the Restricted Stock Units.  For the avoidance of doubt, the parties hereto agree that the provisions of this Agreement with respect to the vesting, forfeiture or cancellation of the Restricted Stock Units in the event of a Change in Control or any termination of the Participant’s employment with the Corporation for any or no reason shall control over any contrary provisions in the Employment Agreement.  This Agreement may not be modified or amended in any manner other than in writing executed by or on behalf of both parties on a date subsequent to the date of this Agreement.

12.        Amendment of Employment Agreement.  The Corporation and the Participant agree that this Agreement constitutes an amendment to the Employment Agreement that serves to disable any provisions in the Employment Agreement that are contrary to the terms of this Agreement or that provide different or greater rights with respect to the Restricted Stock Units than the rights set forth in this Agreement, and to the extent there is any conflict this Agreement supersedes and controls any contrary provision in the Employment Agreement as that agreement might relate to the Restricted Stock Units.

13.       Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

14.       Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.

[Signature Page Follows]

IN WITNESS WHEREOF, the Participant and the Corporation, by its duly authorized officer, have executed this Agreement as of the Award Date indicated above.

IMMUNOMEDICS, INC.

By:

Title:

By signing the below, the Participant represents that he has reviewed the terms of the Participant’s Employment Agreement with his own counsel and agrees that this Agreement is an amendment to such Employment Agreement and that this Agreement along with the Plan provide the exclusive source of any and all rights regarding the Restricted Stock Units.

PARTICIPANT

Signature:

Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B. Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of this Agreement.

C. Award Date shall mean the date the restricted stock units are awarded to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D. Board shall mean the Corporation’s Board of Directors.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets, or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing shareholders.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean shares of the Corporation’s common stock.

H. Corporation shall mean Immunomedics, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Immunomedics, Inc. which shall by appropriate action adopt the Plan.

I. Disability shall have the meaning ascribed to such term, or, as applicable, to the term “Permanent Disability,” set forth in the Employment Agreement and determined in accordance with the applicable procedural provisions of the Employment Agreement.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Employment Agreement shall mean that certain Employment Agreement by and between Immunomedics, Inc. and _________________, dated as of ____________, as the same may be amended or renewed hereafter from time to time or any successor thereto.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the Nasdaq National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. Family Member shall mean any of the following members of the Participant’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

N. Involuntary Termination shall mean termination of the Participant’s employment with the Corporation (or any Parent or Subsidiary) by the Corporation (or the respective employing entity) without Cause (as defined in the Employment Agreement) or by the Participant with Good Reason (as defined in, and in accordance with the notice provisions of, the Employment Agreement).

O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

P. Participant shall mean the person to whom the Award is made pursuant to the Agreement.

Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R. Performance Milestone shall mean the performance objective assigned to a Tranche the vesting eligibility of which is dependent upon achievement of such performance objective.

S. Plan shall mean the Corporation’s 2006 Stock Incentive Plan, as amended.

T. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

U. Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, the Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which the Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

V. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

W. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X. Tranche shall mean a portion of the Award, expressed as a number of Units, the vesting eligibility of which is dependent upon achievement of a specified Performance Milestone.

Y. Vesting Commencement Date shall mean the date on which the Plan Administrator makes its determination that the respective Performance Milestone has been achieved.

Z. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock which vest under of the Award and any phantom dividend equivalents distributed with respect to those shares.